Exhibit 10.1

AUTONATION, INC.
2008 EMPLOYEE EQUITY AND INCENTIVE PLAN

AutoNation, Inc. (the “Company”) hereby adopts this AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “Plan”), the terms of which shall be as follows:

1.	PURPOSE

The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash incentive compensation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ of the Company or one or more of its subsidiaries. Pursuant to the provisions hereof, there may be granted Options (as such term is defined below), Stock Appreciation Rights (as such term is defined in Section 9(e)), Restricted Stock (as such term is defined in Section 10(a)), Restricted Stock Units (as such term is defined in Section 10(b)), other stock-based awards (including but not limited to dividend equivalents, performance units and other long-term stock-based awards) and cash-based awards (collectively, “Awards”); excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan. Each stock option granted under the Plan (an “Option”) shall be an option that is not intended to constitute an “incentive stock option” (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the “Code”), unless such Option is granted to an employee of the Company or a “subsidiary corporation” (a “Subsidiary”) thereof within the meaning of Section 424(f) of the Code and is specifically designated at the time of grant as being an Incentive Stock Option. Any Option so designated shall constitute an Incentive Stock Option only to the extent that it does not exceed the limitations set forth in Section 7 below.

2.  ADMINISTRATION

(a) BOARD.  The Plan shall be administered by the Board of Directors of the Company (the “Board”), which in its sole discretion shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration, or without a meeting by written consent of the Board executed in accordance with the Company’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive.

(b) COMMITTEE.  The Board may from time to time appoint a committee or subcommittee (the “Committee”) consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Subsidiary, and, unless otherwise determined by the Board, each of whom shall qualify in all respects as an “outside director” for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Company and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Certificate of Incorporation and By-Laws, and with applicable law. All actions and determinations of the Committee shall be by the affirmative vote of a majority of the members of the Committee present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Committee executed in accordance with applicable law.

(c) NO LIABILITY.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

(d) DELEGATION TO THE COMMITTEE.  In the event that the Plan, any Award granted, or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3.  STOCK

The stock that may be issued pursuant to Awards granted under the Plan shall be shares of common stock, $0.01 par value, of the Company (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate 12,000,000 shares (the “Share Reserve”), subject to adjustment as provided in Section 17 below; provided that no more than 2,000,000 shares shall be issued pursuant to the grant of Awards, other than Options or Stock Appreciation Rights, that are settled in Stock (such Awards, “Share Equivalent Awards”). Each share of Stock issued pursuant to an Award shall reduce the Share Reserve by one share. To the extent that an Award is settled in cash rather than in shares of Stock, the Share Reserve shall remain unchanged; provided, however, that the Share Reserve shall be reduced on a one-for-one basis by the number of shares of Stock with respect to which a Stock Appreciation Right (or other Stock-Based Award) is exercised if such exercise is settled in shares of Stock. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant (as such term is defined in Section 6), the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Further, Stock issued under the Plan through the settlement, assumption or substitution of outstanding Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares of Stock available for delivery. The maximum number of shares of Stock subject to Awards that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company or any Subsidiary or Affiliate whose compensation is or may be subject to Code Section 162(m) (a “Covered Employee”) is 2,000,000 shares (subject to adjustment as provided in Section 17 hereof).

4.  ELIGIBILITY

(a) EMPLOYEES.  Awards may be granted under the Plan to any employee of the Company, a Subsidiary or any other entity of which on the relevant date at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions (“Voting Securities”) are at the time owned directly or indirectly by the Company or any Subsidiary (such entity, “Affiliate”), including any such employee who is an officer or director of the Company, a Subsidiary or an Affiliate, as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.

(b) INDEPENDENT CONTRACTORS.  Awards may be granted to independent contractors performing services for the Company or any Subsidiary or Affiliate as determined by the Board from time to time on the basis of their importance to the business of the Company or such Subsidiary or Affiliate. Independent contractors shall not be eligible to receive Options intended to constitute Incentive Stock Options. Non-employee directors of the Company shall not be eligible to receive Awards under the Plan.

(c) MULTIPLE GRANTS.  An individual may hold more than one Award, subject to such restrictions as are provided herein.

5.  EFFECTIVE DATE AND TERM OF THE PLAN

(a) EFFECTIVE DATE.  The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the stockholders of the Company by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders, at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with the Company’s Certificate of Incorporation and By-Laws; provided, however, that upon approval of the Plan by the stockholders of the Company as set forth above, all Awards granted on or after the effective date shall be fully effective as if the stockholders of the Company had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null and void and of no effect. Notwithstanding any other provision of the Plan, no Option granted to a Participant under the Plan shall be exercisable in whole or in part, and no shares of Stock with respect to a Share Equivalent Award or Stock Appreciation Right shall be issued, prior to the date the Plan is approved by the stockholders of the Company as provided in this Section 5(a).

(b) TERM.  The Plan shall terminate on the date that is ten (10) years from the effective date.

6.  GRANT OF AWARDS

Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine (“Participants”), Awards with respect to such number of shares of Stock or amounts of cash on such terms and conditions as the Board may determine. The date on which the Board approves or ratifies the grant of an Award (or such later date as the Board may designate) shall be considered the date on which such Award is granted.

7.  LIMITATION ON INCENTIVE STOCK OPTIONS

An Option intended to constitute an Incentive Stock Option (and so designated at the time of grant) shall qualify as an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.  AWARD AGREEMENTS

All Awards granted pursuant to the Plan shall be evidenced by written agreements (“Award Agreements”), to be executed by the Company and by the Participant, in such form or forms as the Board shall from time to time determine. Award Agreements covering Awards granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Award Agreements shall comply with all terms of the Plan.

9.  OPTIONS AND STOCK APPRECIATION RIGHTS

(a) OPTION PRICE.  The purchase price of each share of the Stock subject to an Option shall be not less than 100 percent of the fair market value of a share of the Stock, which shall mean the closing price of a share of the Stock on the date the Option is granted as reported on the principal nationally recognized stock exchange on which the Stock is traded on such date, or if the date of grant is not a trading day, the reported closing price of the Stock on the next trading day (the “Option Price”); provided however, that in the event that the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock.

(b) OPTION PERIOD.  Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an

Option granted to such Participant that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

(c) OPTION VESTING AND LIMITATIONS ON EXERCISE.  Except as otherwise provided herein, each Option shall become exercisable with respect to 25% of the total number of shares subject to the Option on the date that is 12 months after the date of its grant (the “Vesting Date”) and with respect to an additional 25% of the number of such shares on each of the next three succeeding anniversaries of the Vesting Date; provided, however, that the Board may provide that an Option may be exercised, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Award Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may provide that an Option may be exercised immediately upon grant or that it may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

(d) METHOD OF OPTION EXERCISE.  An Option that is exercisable hereunder may be exercised pursuant to such procedures as may be established by the Company from time to time. The Company shall establish procedures governing the payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option, which shall require that the Option Price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) with the consent of the Company, in shares of Stock, valued at fair market value on the date of exercise, or (iii) the Company may permit such payment of exercise price by any other method it deems satisfactory in its discretion (including by permitting broker’s cashless exercise procedure). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

(e) STOCK APPRECIATION RIGHTS.  The Board may, from time to time, grant Awards of Stock Appreciation Rights, subject to such restrictions, terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the terms and conditions set forth in this Section 9(e)). A “Stock Appreciation Right” is the right, granted to a Participant under this Section 9(e), to be paid an amount measured by the appreciation in the fair market value of a share of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or share(s) of Stock, as specified in the Award Agreement or determined by the Board. The number of shares of Stock underlying each Stock Appreciation Right and the exercise price in effect for those shares shall be determined by the Board. In no event, however, shall the exercise price for each share of Stock underlying the Stock Appreciation Right (the “Stock Appreciation Right Price”) be less than one hundred percent (100%) of the fair market value per underlying share of Stock on the grant date (which shall mean the closing price of a share of the Stock on the date the Stock Appreciation Right is granted as reported on the principal nationally recognized stock exchange on which the Stock is traded on such date, or if the date of grant is not a trading day, the reported closing price of the Stock on the next trading day). Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate fair market value on the exercise date of the shares of Stock underlying the portion of the Stock Appreciation Right being exercised (which shall be determined by reference to the closing price of a share of the Stock on the date the Stock Appreciation Right is exercised as reported on the principal nationally recognized stock exchange on which the Stock is traded on such date, or if the date of exercise is not a trading day, the reported closing price of the Stock on the next trading day) over (ii) the aggregate exercise price of the portion of the Stock Appreciation Right being exercised. The distribution with respect to any exercised Stock Appreciation Right may be made in shares of Stock valued at the fair market value of such shares on the exercise date, in cash, or partly in shares of Stock and partly in cash, as the Board shall deem appropriate. Each Stock Appreciation Right granted under the Plan shall terminate and all rights to receive an amount equal to the appreciation in the fair market value of a share of Stock shall cease upon the expiration of ten (10) years from the date such Stock Appreciation Right is granted or on such date prior thereto as may be fixed by the Board and stated in the Award Agreement relating to such Stock Appreciation Right. No recipient of an award of Stock Appreciation

Rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock issuable upon exercise of such Stock Appreciation Rights, except to the extent that the Company has issued the shares of Stock relating to such Stock Appreciation Rights.

(f) NO REPRICING.  Notwithstanding anything herein to the contrary, but subject to Section 17 hereof, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to (i) reprice (or cancel and regrant) any Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, or (iii) grant any Option, Stock Appreciation Right or other Stock-Based Award that contains a so-called “reload” feature under which additional Options, Stock Appreciation Rights or other Stock-Based Awards are granted automatically to the Participant upon exercise of the original Option, Stock Appreciation Right or other Stock-Based Award.

10.  RESTRICTED STOCK, RESTRICTED STOCK UNITS AND OTHER STOCK-BASED OR CASH-BASED AWARDS

(a) RESTRICTED STOCK.  The Board may, from time to time, grant Awards of shares of Stock that may be subject to certain restrictions and to a risk of forfeiture (“Restricted Stock”), subject to such restrictions, terms, and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals (as defined in Section 10(d)), and/or upon such other criteria as the Board may determine. The Board may, upon such terms and conditions as the Board determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(b) RESTRICTED STOCK UNITS.  The Board may, from time to time, grant Awards of rights to receive in cash or shares of Stock, as determined by the Board, the fair market value of a share of Stock at the end of a specified period (“Restricted Stock Units”), which right may be subject to the attainment of Performance Goals (as defined below) in a period of continued employment or other terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement. The vesting of Restricted Stock Units granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Board may determine. Unless otherwise provided in an Award Agreement, and except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, within 30 days of the date on which such Award (or any portion thereof) vests, either that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested or cash equal to the fair market value of the shares of Stock underlying the Restricted Stock Units becoming so vested (or a combination thereof), as determined by the Board. If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend equivalent on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Unit Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Unit Award.

(c) OTHER STOCK-BASED OR CASH-BASED AWARDS.  The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards (as defined below) or Other Cash-Based Awards (as defined below), as deemed by the Board to be consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including provisions addressing terms and conditions such as vesting, applicable Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10(c) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Board shall determine, subject to any required corporate action. With respect to a Covered Employee, the maximum value of the aggregate payment that any Participant may receive with respect to Other Cash-Based Awards pursuant to this Section 10(c) in respect of any annual performance period is $5 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Board that the Performance Goals have been attained. The Board may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Participant who is not a Covered Employee, increased based on such factors as the Board deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 17 hereof. “Other Cash-Based Award” means an Award granted to a Participant under this Section 10(c), including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan. “Other Stock-Based Award” means an Award granted to a Participant pursuant to this Section 10(c), that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan. Notwithstanding anything herein to the contrary, no dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights.

(d) PERFORMANCE GOALS AND PERFORMANCE PERIODS.  “Performance Goals” shall mean the criteria and objectives, determined by the Board, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all of the following or any combination thereof, or any increase or decrease of one or more of the following over a specified period: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); revenue; unit sales; cash flow; return on equity; return on assets; return on capital; earnings from continuing operations; cost reduction goals or levels of expenses, costs or liabilities; market share; asset management (e.g., inventory and receivable levels); and customer satisfaction. Such Performance Goals may relate to the performance of the Company, a Subsidiary, any portion of the business (including a store or franchise), product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a business unit, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Board. Performance Goals may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Goals may also specify that payments for levels of performances between specified levels will be interpolated. The Board shall determine whether, or to what extent, Performance Goals are achieved; provided, however, that the Board shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, and (8) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. “Performance Period” shall mean the twelve-month periods commencing on January 1, 2008 and each January 1 thereafter, or such other periods as the Board shall determine; provided that a Performance Period for a Participant who becomes employed by the Company or its Subsidiaries following the commencement of a Performance Period may be a shorter period that commences with the date of the commencement of such employment.

(e) CHANGE IN CONTROL.  In the event of a Change in Control (as defined below), except as the Board shall otherwise provide in an Award Agreement with respect to an Award granted under the Plan, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 9(c) or Section 9(e) above, the restrictions, payment conditions and forfeiture conditions applicable to any Award other than an Option or Stock Appreciation Right Award shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be achieved at the target level for the applicable Performance Period. Furthermore, unless waived in advance of such Change in Control by the Board, each Participant who is an employee or a consultant of the Company or a Subsidiary or Affiliate at the time of such Change in Control shall have the right to require the Company to pay, in cancellation of any or all such Options and Stock Appreciation Rights held by such Participant, an amount equal to the product of (i) the excess of (x) the fair market value per share of the Stock (which shall mean the closing price as of the trading day preceding the day of the Change in Control) over (y) the Option Price or Stock Appreciation Right Price, as the case may be, times (ii) the number of shares of Stock specified by the Participant in a written notice to the Company prior to or within 30 days after the Change in Control (up to the full number of shares of Stock then subject to such Option and Stock Appreciation Right). For purposes of the Plan, a “Change in Control” shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of the Company (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of the Company immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A “person” for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act. The amount payable under this Section 10(e) shall be remitted by the Company in cash or by certified or bank check, reduced by applicable tax withholding.

11.  TRANSFERABILITY OF AWARDS

No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the “Family” (as defined below) of the Participant, to or for the benefit of one or more organizations qualifying under Code Sections 50l(c)(3) and 170(c)(2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family, one or more Charitable Organizations, or any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, “Family” shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Participant. During the lifetime of a Participant to whom an Incentive Stock Option is granted, only such Participant (or, in the event of legal incapacity or incompetence, the Participant’s guardian or legal representative) may exercise the Incentive Stock Option.

12.  TERMINATION OF EMPLOYMENT OR SERVICE

(a) GENERAL.  Except as otherwise provided in Section 12(b) or 13 below or as may otherwise be provided by the Board, upon the termination of employment or other service of a Participant with the Company, a Subsidiary or an Affiliate for any reason, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive shares of Stock pursuant to such Award; provided, however, that, unless such termination is by the Company for “Cause,” all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right as fixed by the Board pursuant to Section 9 hereof and (b) the 60th day following the date of such termination. For purposes of the foregoing, “Cause” shall mean (1) the Participant’s conviction for commission of a felony or other crime; (2) the commission by the Participant of any act against the Company constituting willful misconduct, dishonesty, fraud, theft or embezzlement; (3) the Participant’s failure, inability or refusal to perform any of the material services, duties or responsibilities required of him by the Company, or to materially comply with the policies or procedures established from time to time by the Company, for any reason other than his illness or physical or mental incapacity; (4) the Participant’s dependence, as determined in good faith by the Company, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs; (5) the destruction of or material damage to Company property caused by the Participant’s willful or grossly negligent conduct; and (6) the willful engaging by the Participant in any other conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise. Determination of Cause shall be made by the Board. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company, “Cause” with respect to such Participant shall have the meaning set forth therein.

(b) Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service (in the case of an independent contractor) for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service (in the case of an independent contractor) with the Company, a Subsidiary or Affiliate shall not be deemed to occur if the Participant is immediately thereafter employed by or otherwise providing services (in the case of an independent contractor) to the Company, any Subsidiary or Affiliate.

13.  RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT

Except as otherwise provided by the Board and notwithstanding anything in Section 12 to the contrary, if a Participant’s termination of employment or service is by reason of the death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or “Retirement” of such Participant, all Awards held by such Participant at the time of such termination shall become immediately vested, and all Option and Stock Appreciation Right Awards shall become exercisable in full and shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right, as the case may be, as fixed by the Board pursuant to Section 9 hereof and (b) the third anniversary of the date of such termination. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the foregoing, “Retirement” shall mean the Participant’s termination of employment or other service from the Company or a Subsidiary after attainment of age 55 and completion of at least 6 years of service with the Company or a Subsidiary or an Affiliate. For purposes of the preceding sentence employment or other service with an entity prior to its becoming a Subsidiary or an Affiliate or after its ceasing to be a Subsidiary or an Affiliate shall be disregarded.

14.  USE OF PROCEEDS

The proceeds received by the Company from the sale of Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

15.  REQUIREMENTS OF LAW

(a) VIOLATIONS OF LAW.  The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual granted such Award or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the grant of an Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b) COMPLIANCE WITH RULE 16b-3.  The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule l6b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

16.  AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, or by written consent in accordance with the Company’s Certificate of Incorporation and By-Laws, increase the total number of shares of Stock reserved for the purpose of the Plan or the number of shares of Stock that may be issued with respect to Share Equivalent Awards (except as permitted under Section 17 hereof), change the requirements as to eligibility to receive Options that are intended to qualify as Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options that are intended to qualify as Incentive Stock Options granted under the Plan or modify the Plan so that the terms of the Plan would not satisfy the requirements of Code Section 162(m), any rules of the stock exchange on which shares of Stock are traded or any other applicable law. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, impair rights or obligations under any Award theretofore granted under the Plan.

17.  EFFECT OF CHANGES IN CAPITALIZATION

(a) ADJUSTMENT FOR CORPORATE TRANSACTIONS.  The Board may determine that a corporate transaction has affected the price of the Stock such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction may include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of Stock, or other similar occurrence. In the event of such a corporate transaction, the Board shall make such equitable changes or adjustments as it deems necessary or appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding awards thereunder, to any or all of (i) the number and kind of shares of Stock or other property which may be delivered under the Plan; (ii) the number and kind of shares of Stock or other property subject to outstanding Awards; and (iii) the exercise price of outstanding Options and Stock Appreciation Rights. All such adjustments shall be final, binding and conclusive on all persons.

(b) DISSOLUTION OR LIQUIDATION; REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK.  Upon the dissolution or liquidation of the Company, the Plan and all Awards outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 17(b), all outstanding Share Equivalent Awards shall become vested immediately prior to the occurrence of such termination, and each individual holding an Option or Stock Appreciation Right shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board shall determine and designate, to exercise such Option or Stock Appreciation Right in whole or in part, whether or not such Option or Stock Appreciation Right was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 9 above. In connection with a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) that results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Company and the acquiring or surviving entity shall provide for (x) the continuation of the Plan and the assumption of the Awards theretofore granted, (y) the substitution for such Awards of new awards with substantially the same terms as such outstanding Awards or (z) the cancellation of any outstanding Awards and pay or deliver, or cause to be paid or delivered, fair value of such Awards to the holder thereof. With respect to Awards that are to be settled in shares of Stock, such fair value shall be an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of (A) the number of shares of Stock subject to the Awards so cancelled multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Stock pursuant to such acquisition exceeds (2) the option or purchase price (as the case may be), if any, applicable to such shares of Stock subject to such Awards. With respect to Awards that are to be settled in cash, fair value shall be determined by the Board acting in good faith. The Board shall send prior written notice of the occurrence of an event described in this Section 17(b) to all individuals who hold Awards not later than the time at which the Company gives notice to its stockholders that such event is proposed.

(c) NO LIMITATIONS ON CORPORATION.  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.  DISCLAIMER OF RIGHTS

No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company, any Subsidiary or Affiliate, or to interfere in any way with the right and authority of the Company, any Subsidiary or Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company, any Subsidiary or Affiliate.

19.  NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

20.  WITHHOLDING

The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a fair market value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

This Plan was duly adopted and approved by the Board of the Company effective as of the 14th day of March, 2008, subject to approval and adoption by the stockholders of the Company.